INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Southern National Corporation

We consent to the use of our report on the consolidated statements of financial condition of The First Savings Bank, FSB and subsidiaries as of June 30, 1993 and 1992 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1993 included herein in the Form 8 of Southern National Corporation dated April 15, 1994.

Greenville, South Carolina
April 15, 1994